Exhibit 99.1

PRESS RELEASE
Parallel Petroleum Corporation
1004 N. Big Spring, Suite 400	Contact:	Cindy Thomason
Midland, TX 79701 (432) 684-3727		Manager of Investor Relations
http://www.plll.com		cindyt@plll.com

PARALLEL PETROLEUM ANNOUNCES
FOURTH QUARTER AND YEAR END 2005 FINANCIAL RESULTS
AND MARCH 20, 2006 CONFERENCE CALL AND WEBCAST

MIDLAND, Texas, (BUSINESS WIRE), March 16, 2006 - Parallel Petroleum Corporation (NASDAQ: PLLL) today announced its financial results for the fourth quarter and year ended December 31, 2005, compared to the restated results for the same periods in 2004. In a separate press release dated March 14, 2006, Parallel announced an operations update and information pertaining to the restatement of certain financial statements for the third and fourth quarters of 2004, the year ended December 31, 2004 and the first three quarters of 2005.

Fourth Quarter Results

For the three months ended December 31, 2005, Parallel reported net income of $8.4 million, or $.24 per diluted share. Included in net income was $1.7 million of pre-tax, non-cash gain related to the change in fair market value of derivative instruments and ineffective portion of hedges. For the three months ended December 31, 2004, Parallel recorded restated net income of $1.6 million, or $.05 per diluted share. Included in restated net income for the three months ended December 31, 2004 was a $1.6 million pre-tax, non-cash loss related to the change in fair market value of derivative instruments and ineffective portion of hedges.

For the fourth quarter of 2005, Parallel’s oil and natural gas sales were 251 MBbls of oil and 1,181 MMcf of natural gas, or 448 MBOE, a 28% increase when compared to the fourth quarter of 2004. During this period, the average prices the Company received for its oil and natural gas on an unhedged basis were $54.23 per barrel and $9.64 per Mcf, or $55.81 per BOE ($48.27 per BOE, hedged). For the same period of 2004, oil sales were 233 MBbls at an average unhedged price of $44.07 per barrel and natural gas sales were 695 MMcf at an average unhedged price of $6.99 per Mcf, or 349 MBOE at an average unhedged price of $43.36 per BOE ($34.90 per BOE, hedged).

Net cash provided by operating activities for the three-month period ended December 31, 2005, was $14.0 million, compared to $6.1 million for the three month period ended December 31, 2004. The increase was primarily related to increased oil and gas prices and increased production volumes.

Year End Results

For the twelve months ended December 31, 2005, Parallel reported a net loss of $1.6 million, or a loss of $.06 per diluted share. Included in the net loss was $31.8 million of pre-tax, non-cash loss related to the change in fair market value of derivative instruments and ineffective portion of hedges. For the twelve months ended December 31, 2004, Parallel recorded restated net income of $2.3 million, or $.07 per diluted share. Included in restated net income for the twelve months ended December 31, 2004 was a $6.0 million pre-tax, non-cash loss related to the change in fair market value of derivative instruments and ineffective portion of hedges.

For the twelve months ended December 31, 2005, Parallel’s oil and natural gas sales were 923 MBbls of oil and 3,592 MMcf of natural gas, or 1,522 MBOE, a 29% increase when compared to the twelve months ended December 31, 2004. During this period, the average prices the Company received for its oil and natural gas on an unhedged basis were $51.78 per barrel and $8.54 per Mcf, or $51.57 per BOE ($43.46 per BOE, hedged). For the same period of 2004, oil sales were 729 MBbls at an average unhedged price of $39.05 per barrel and natural gas sales were 2,690 MMcf at an average unhedged price of $5.85 per Mcf, or 1,177 MBOE at an average unhedged price of $37.55 per BOE ($30.45 per BOE, hedged).

Net cash provided by operating activities for the twelve-month period ended December 31, 2005, was $37.1 million, compared to $18.2 million for the twelve-month period ended December 31, 2004. The increase was primarily related to increased oil and gas prices and increased production volumes.

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Parallel Petroleum Announces 4Q & Year End 2005 Financial Results
March 16, 2006

Balance Sheet Review

At December 31, 2005, current assets were $28.1 million, which included $6.4 million of cash. Current liabilities were $27.7 million, including current derivative obligations of $16.6 million. Long-term liabilities were $135.8 million, including $100.0 million of debt and $25.5 million of derivative obligations. The Company’s revolving credit facility had a borrowing base of $125.0 million as of March 15, 2006, and its outstanding borrowings under the revolving credit facility as of that same date were $79.0 million. In addition, the Company had $50.0 million outstanding under its second lien term loan facility. As of December 31, 2005, the Company’s net capitalized costs associated with its oil and gas properties and other equipment were $215.4 million. Its stockholders’ equity was $89.5 million, which included $6.4 million of accumulated other comprehensive loss that is related to the Company’s hedging activities.

Management Comments

Larry C. Oldham, Parallel’s President, commented, “We are pleased with the Company’s $.24 per-share net earnings of $8.4 million and net cash provided by operating activities of $14.0 million for the three months ended December 31, 2005. These results reflect our 28% increase in production volumes and a 38% increase in realized commodity prices, compared to the fourth quarter of 2004.”

Oldham further commented, “As we announced in our March 14, 2006 press release, since the beginning of this year, we have had activity on 45 of the 135 total well operations budgeted for 2006. We are excited about the results to date, and believe that we are off to a good start in 2006.”

Conference Call and Webcast Information

The Company’s management will host a conference call to discuss current operations, financial results for the fourth quarter and year ended December 31, 2005, and information pertaining to the restatement of certain financial statements for the third and fourth quarters of 2004, the year ended December 31, 2004, and the first three quarters of 2005. In addition to this press release, please refer to Company’s press release dated March 14, 2006 and its Annual Report on Form 10-K for the year ended December 31, 2005 that was filed with the Securities and Exchange Commission on March 16, 2006.

The conference call will be held on Monday, March 20, 2006, at 10:30 a.m. Eastern time ( 9:30 a.m. Central time). To participate in the call, dial 866-713-8565 or 617-597-5324, Participant Passcode 61319371, at least five minutes before the scheduled start time. The conference call will also be webcast with slides, and can be accessed live at Parallel’s web site, http://www.plll.com. A replay of the conference call will be available at the Company’s web site or by calling 888-286-8010 or 617-801-6888, Passcode 23506667.

FINANCIAL STATEMENTS AND SCHEDULES FOLLOW

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Parallel Petroleum Announces 4Q & Year End 2005 Financial Results
March 16, 2006

PARALLEL PETROLEUM CORPORATION
Consolidated Balance Sheets
December 31, 2005 and 2004
(dollars in thousands)

Assets	2005	2004
Current assets:		(restated)
Cash and cash equivalents	$6,418	$4,781
Accounts receivable:
Oil and gas	13,183	6,642
Other, net of allowance for doubtful account of $9	877	389
Affiliates	12	7
	14,072	7,038
Other current assets	2,364	179
Deferred tax asset	5,241	2,531
Total current assets	28,095	14,529
Property and equipment, at cost:
Oil and gas properties, full cost method (including $19,869 and $9,526 not
subject to depletion)	303,819	229,245
Other	2,404	2,062
	306,223	231,307
Less accumulated depreciation, depletion and amortization	(90,826)	(78,782)
Net property and equipment	215,397	152,525
Restricted cash	2,640	2,287
Investment in Westfork Pipeline Companies	3,326	595
Other assets, net of accumulated amortization of $901 and $581	3,550	735
	$253,008	$170,671
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$10,841	$5,568
Asset retirement obligations	214	150
Derivative obligations	16,607	7,965
Total current liabilities	27,662	13,683
Revolving credit facility	50,000	79,000
Term loan	50,000	-
Asset retirement obligations	2,281	1,982
Derivative obligations	25,527	9,525
Deferred tax liability	8,036	6,487
Total long-term liabilities	135,844	96,994
Commitments and contingencies

Stockholders' equity:
Series A preferred stock -- par value $0.10 per share, authorized 50,000 shares	-	-
Preferred stock -- $0.60 cumulative convertible preferred stock -- par value of $0.10 per share, (liquidation preference of $10 per share) authorized
10,000,000 shares, issued and outstanding 0 and 950,000	-	95
Common stock -- par value $0.01 per share, authorized 60,000,000
shares, issued and outstanding 34,748,916 and 25,439,292	347	254
Additional paid-in capital	78,699	48,328
Retained earnings	16,899	18,759
Accumulated other comprehensive loss	(6,443)	(7,442)
Total stockholders' equity	89,502	59,994
	$253,008	$170,671

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Parallel Petroleum Announces 4Q & Year End 2005 Financial Results
March 16, 2006

PARALLEL PETROLEUM CORPORATION
Consolidated Statements of Operations
Years ended December 31, 2005, 2004, 2003
(dollars in thousands, except per share data)

	2005	2004	2003
Oil and natural gas revenues:		(restated)
Oil and natural gas sales	$66,150	$35,837	$33,855
Cost and expenses:
Lease operating expense	9,947	7,373	6,458
Production taxes	4,102	2,108	1,946
General and administrative	6,712	5,378	4,344
Depreciation, depletion and amortization	12,044	8,712	8,390
Total costs and expenses	32,805	23,571	21,138
Operating income	33,345	12,266	12,717
Other income (expense), net:
Change in fair market value of derivative instruments	(31,669)	(5,726)	(22)
Gain (loss) on ineffective portion of hedges	(137)	(240)	191
Interest and other income	167	189	116
Interest expense	(4,780)	(2,732)	(2,048)
Other expense	(102)	(324)	(259)
Equity in loss of Westfork Pipeline Companies	(89)	-	-
Total other income (expense), net	(36,610)	(8,833)	(2,022)
Income (loss) before income taxes	(3,265)	3,433	10,695
Income tax benefit (expense), deferred	1,676	(1,162)	(3,031)
Income (loss) before cumulative effect of change in accounting principle	(1,589)	2,271	7,664
Cumulative effect on prior years of a change in accounting principle,
net of tax of $32	-	-	(62)
Net income (loss)	(1,589)	2,271	7,602
Cumulative preferred stock dividend	(271)	(572)	(580)
Net income (loss) available to common stockholders	$(1,860)	$1,699	$7,022
Net income (loss) per common share:
Basic	$(0.06)	$0.07	$0.33
Diluted	$(0.06)	$0.07	$0.31

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Parallel Petroleum Announces 4Q & Year End 2005 Financial Results
March 16, 2006

PARALLEL PETROLEUM CORPORATION
Consolidated Statements of Cash Flows
Years ended December 31, 2005, 2004 and 2003
(in thousands)

	2005	2004	2003
Cash flows from operating activities:		(restated)
Net income (loss)	$(1,589)	$2,271	$7,602
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation, depletion and amortization	12,044	8,712	8,390
Accretion of asset retirement obligation	112	92	139
Deferred income taxes	(1,676)	1,162	3,031
Change in fair market value of derivative instruments	31,669	5,726	22
(Gain) loss on ineffective portion of hedges	137	240	(191)
Common stock issued in lieu of cash for directors fees	99	99	-
Stock option expense	278	169	98
Stock-based financial advisory services	-	-	157
Cumulative effect on prior years of a change in accounting principle, net of tax	-	-	62
Equity in loss of Westfork Pipeline Companies	89	-	-

Changes in assets and liabilities:
Other assets, net	(823)	163	167
Restricted cash	(274)	-	-
Increase in accounts receivable	(7,034)	(2,112)	(783)
(Increase) decrease in other current assets	(1,187)	31	(132)
Increase in accounts payable and accrued liabilities	5,273	1,603	931
Net cash provided by operating activities	37,118	18,156	19,493

Cash flows from investing activities:
Additions to oil and gas properties	(77,351)	(67,911)	(14,930)
Restricted cash	(79)	(2,287)	-
Proceeds from disposition of oil and gas properties	3,028	1,625	64
Additions to other property and equipment	(342)	(647)	(331)
Settlements of derivative instruments	(5,022)	-	-
Purchase of derivative instruments	(2,363)	-	-
Investment in Westfork Pipeline Companies	(2,820)	(298)	(297)
Net cash used in investing activities	(84,949)	(69,518)	(15,494)

Cash flows from financing activities:
Net borrowing (payments) on revolving line of credit	(29,000)	39,250	(10,000)
Deferred financing costs	(1,253)	(429)	(28)
Borrowings from term loan	50,000	-	-
Proceeds from exercise of stock options	2,248	523	55
Proceeds (net) from common stock issued	27,744	-	12,120
Payment of preferred stock dividend	(271)	(572)	(580)
Deferred stock offering costs	-	(7)	-
Net cash provided by financing activities	49,468	38,765	1,567
Net increase (decrease) in cash and cash equivalents	1,637	(12,597)	5,566

Cash and cash equivalents at beginning of year	4,781	17,378	11,812
Cash and cash equivalents at end of year	$6,418	$4,781	$17,378
Non-cash financing and investing activities:
Oil and gas properties asset retirement obligation	$251	$338	$1,075
Other Transactions:
Interest paid	$5,422	$1,708	$2,048

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Parallel Petroleum Announces 4Q & Year End 2005 Financial Results
March 16, 2006

PARALLEL PETROLEUM CORPORATION SELECTED OPERATING AND FINANCIAL DATA
	Three Months Ended		Twelve Months Ended
(in thousands, except per unit data)	12/31/2005	12/31/2004	12/31/2005	12/31/2004
		(restated)		(restated)
Production Volumes:
Oil (Bbls)	251	233	923	729
Natural gas (Mcf)	1,181	695	3,592	2,690
BOE (1)	448	349	1,522	1,177
BOE per day	4.9	3.8	4.2	3.2
Sales Prices:
Oil (per Bbl) (2)	$54.23	$44.07	$51.78	$39.05
Natural gas (per Mcf) (2)	$9.64	$6.99	$8.54	$5.85
BOE price (2)	$55.81	$43.36	$51.57	$37.55
BOE price (3)	$48.27	$34.90	$43.46	$30.45
Operating Revenues:
Oil	$13,632	$10,271	$47,800	$28,455
Effect of oil hedges	(3,380)	(2,654)	(12,139)	(7,458)
Natural Gas	11,384	4,853	30,690	15,735
Effect of natural gas hedges	-	(297)	(201)	(895)
	$21,636	$12,174	$66,150	$35,837
Operating Expenses and Income:
Lease operating expense	$2,548	$1,936	$9,947	$7,373
Production taxes	1,487	701	4,102	2,108
General and administrative:
General and administrative	1,348	744	4,289	3,123
Public reporting	593	753	2,423	2,255
Depreciation, depletion and amortization	3,885	2,682	12,044	8,712
	9,861	6,816	32,805	23,571
Operating income	11,775	5,358	33,345	12,266
Other income (expense), net:
Change in fair market value of derivative instruments	1,417	(1,310)	(31,669)	(5,726)
Gain (loss) on ineffective portion of hedges	319	(304)	(137)	(240)
Interest and other income	43	21	167	189
Interest expense	(1,679)	(1,268)	(4,780)	(2,732)
Other expense	(25)	(214)	(102)	(324)
Equity in loss of Westfork Pipeline Companies	(17)	-	(89)	-
Total other income (expense), net	58	(3,074)	(36,610)	(8,833)
Income (loss) before income taxes	11,833	2,284	(3,265)	3,433
Income tax benefit (expense), deferred	(3,461)	(730)	1,676	(1,162)
Net income (loss)	8,372	1,554	(1,589)	2,271
Cumulative preferred stock dividend	-	(143)	(271)	(572)
Net income (loss) available to common stockholders	$8,372	$1,411	$(1,860)	$1,699
Net income (loss) per common share:
Basic	$0.24	$0.06	$(0.06)	$0.07
Diluted	$0.24	$0.05	$(0.06)	$0.07
Weighted average common shares outstanding:
Basic	34.2	25.4	32.3	25.3
Diluted	35.0	28.6	32.3	25.7

(1) A BOE means one barrel of oil equivalent using the ratio of six Mcf of gas to one barrel of oil.
(2) Excludes hedge transactions.
(3) Includes hedge transactions.

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Parallel Petroleum Announces 4Q & Year End 2005 Financial Results
March 16, 2006

PARALLEL PETROLEUM CORPORATION
DERIVATIVES INFORMATION (1)

PUTS:		Houston Ship Channel
	MMBTU of	Gas Price	Fair Market
Period of Time	Natural Gas	Floor	Value
($ in thousands)
Apr 1, 2006 thru Oct 31, 2006	642,000	$7.17	$174

COLLARS:		NYMEX			Houston Ship Channel		WAHA
	Barrels of	Oil Prices		MMBTU of	Gas Prices		Gas Prices		Fair Market
Period of Time	Oil	Floor	Cap	Natural Gas	Floor	Cap	Floor	Cap	Value
									($ in thousands)
Jan 1, 2006 thru Dec 31, 2006	289,800	$48.22	$75.83	-	$-	$-	$-	$-	$(1,122)
Apr 1, 2006 thru Oct 31, 2006	-	$-	$-	428,000	$7.50	$13.90	$-	$-	52
Apr 1, 2006 thru Oct 31, 2006	-	$-	$-	214,000	$-	$-	$9.00	$14.55	181
Jan 1, 2007 thru Dec 31, 2007	219,000	$52.50	$83.00	-	$-	$-	$-	$-	230
Apr 1, 2007 thru Oct 31, 2007	-	$-	$-	214,000	$6.00	$11.05	$-	$-	(145)
Jan 1, 2008 thru Dec 31, 2008	109,800	$55.00	$76.50	-	$-	$-	$-	$-	153
Jan 1, 2009 thru Dec 31, 2009	91,250	$55.00	$73.00	-	$-	$-	$-	$-	126
Jan 1, 2010 thru Dec 31, 2010	76,000	$55.00	$71.00	-	$-	$-	$-	$-	113
Total Fair Market Value									$(412)

SWAPS:
	Barrels of	NYMEX Oil	Fair Market
Period of Time	Oil	Swap Price	Value
			($ in thousands)
Jan 1, 2006 thru Dec 20, 2006 (2)	265,500	$23.04	$(10,457)
Jan 1, 2006 thru Dec 31, 2006	182,500	$36.35	(4,806)
Jan 1, 2007 thru Dec 31, 2007	474,500	$34.36	(13,327)
Jan 1, 2008 thru Dec 31, 2008	439,200	$33.37	(11,741)
Total Fair Market Value			$(40,331)

INTEREST RATE SWAPS:			Estimated
	Notional	Weighted Average	Fair Market Value
Period of Time	Amounts	Fixed Interest Rates	at December 31, 2005
	($ in millions)		($ in thousands)
Jan 1, 2006 thru Dec 31, 2006 (2)	$10	4.05%	$69
Jan 1, 2006 thru Dec 31, 2006	$90	4.41%	299
Jan 1, 2007 thru Dec 31, 2007	$100	4.62%	118
Jan 1, 2008 thru Dec 30, 2008	$100	4.86%	(111)
Jan 1, 2009 thru Dec 31, 2009	$50	5.06%	(110)
Jan 1, 2010 thru Oct 31, 2010	$50	5.15%	(94)
Total Fair Market Value			$171

(1) BNP Paribas and Citibank, NA are the counterparties in Parallel's derivative instruments.
(2) Designated as a cash flow hedge.

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Parallel Petroleum Announces 4Q & Year End 2005 Financial Results
March 16, 2006

The Company

Parallel Petroleum is an independent energy company headquartered in Midland, Texas, engaged in the acquisition, exploration, development and production of oil and gas using 3-D seismic technology and advanced drilling, completion and recovery techniques. Parallel’s primary areas of operation are the Permian Basin of West Texas and New Mexico, North Texas Barnett Shale, Onshore Gulf Coast of South Texas, East Texas and Utah/Colorado. Additional information on Parallel Petroleum Corporation is available at http://www.plll.com.

This release contains forward-looking statements subject to various risks and uncertainties that could cause the Company’s future plans, objectives and performance to differ materially from those in the forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “plan,” “subject to,” “anticipate,” “estimate,” “continue,” “present value,” “future,” “reserves”, “appears,” “prospective,” or other variations thereof or comparable terminology. Factors that could cause or contribute to such differences could include, but are not limited to, those relating to the results of exploratory drilling activity, the Company’s growth strategy, changes in oil and natural gas prices, operating risks, availability of drilling equipment, outstanding indebtedness, weaknesses in the Company’s internal controls, the inherent variability in early production tests, changes in interest rates, dependence on weather conditions, seasonality, expansion and other activities of competitors, changes in federal or state environmental laws and the administration of such laws, and the general condition of the economy and its effect on the securities market. While we believe our forward-looking statements are based upon reasonable assumptions, these are factors that are difficult to predict and that are influenced by economic and other conditions beyond our control. Investors are directed to consider such risks and other uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.

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